UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 14, 2015 (September 11, 2015)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement.

On September 11, 2015, First Industrial Realty Trust, Inc. (the “Company”) and First Industrial, L.P. (the “Operating Partnership”) entered into an Unsecured Term Loan Agreement, among the Operating Partnership, as borrower, the Company, as guarantor, Wells Fargo Bank, National Association (“Wells Fargo”), individually and as administrative agent, PNC Bank, National Association, Regions Bank, and U.S. Bank National Association, as co-syndication agents, and the other lenders thereunder (the “2015 Term Loan Facility”).

The 2015 Term Loan Facility provides for a $260.0 million unsecured term loan and allows the Operating Partnership to request incremental term loans in an aggregate amount equal to $100.0 million. The 2015 Term Loan Facility provides for interest-only payments initially at LIBOR plus 160 basis points. The rate is subject to adjustment based on the Company’s leverage ratio or, at the Company’s election, based on the Company’s investment grade rating. The Company entered into interest rate swaps to effectively convert the rate applicable under the 2015 Term Loan Facility to a fixed interest rate of approximately 3.39% per annum based on the current LIBOR spread. The 2015 Term Loan Facility matures on September 11, 2022.

The Company has fully and unconditionally guaranteed payment of borrowings under the 2015 Term Loan Facility. The Operating Partnership intends to use the 2015 Term Loan Facility for repayment of indebtedness and other general business purposes. Each of the Company and the Operating Partnership has had or may have with one or more of the lenders party to the 2015 Term Loan Facility customary banking relationships through which a variety of financial services are, were or will be provided, including investment banking, underwriting, lending, commercial banking, treasury management, trustee and other advisory services, and for which such lenders will receive or have received customary fees and expenses.

The description herein of the 2015 Term Loan Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the 2015 Term Loan Facility filed as Exhibit 10.1 hereto.

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01:	Regulation FD Disclosure.

On September 14, 2015, the Company issued a press release with respect to the 2015 Term Loan Facility. A copy of the press release is attached and incorporated by reference as Exhibit 99.1.

The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01:	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Unsecured Term Loan Agreement, dated as of September 11, 2015, among First Industrial, L.P., First Industrial Realty Trust, Inc., Wells Fargo Bank, National Association, PNC Bank, National Association, Regions Bank, U.S. Bank, National Association and the other lenders thereunder.

99.1	First Industrial Realty Trust, Inc. Press Release dated September 14, 2015 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

Date: September 14, 2015	By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer General Counsel